EXHIBIT 2.a

                           [Form of Face of Security]


REGISTERED                                                          REGISTERED

                                PITNEY BOWES INC.

No. FXRA-___             MEDIUM-TERM NOTE, SERIES C             CUSIP ________
                                  (Fixed Rate)

This Security is a Security in permanent global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

If applicable, the "Total Amount of OID", "Original Yield to Maturity" and "Initial Accrual Period OID" (computed under the Approximate Method) set forth below have been completed solely for the purposes of applying Federal Income Tax Original Issue Discount ("OID" Rules).


PRINCIPAL AMOUNT AND CURRENCY
  OR CURRENCY UNITS (if other than U.S. dollars):

DENOMINATIONS (If other than U.S. dollars or the U.S. dollar denominations set forth on the reverse):

OPTION TO RECEIVE PAYMENT IN SPECIFIED CURRENCY:
        YES: ___   NO: ___

EXCHANGE RATE AGENT:

ISSUE DATE:

STATED MATURITY OF SECURITY:

INTEREST RATE:

COMPUTATION PERIOD:

INTEREST PAYMENT DATE(S):

REGULAR RECORD DATE(S):

REDEMPTION DATE(S):

REDEMPTION PERCENTAGE(S):

REPAYMENT DATE(S) (option of Holder):

REPAYMENT PERCENTAGE(S)
(option of Holder) (if other than 100% of Principal Amount):

OTHER PROVISIONS:
Add Sinking Fund provisions if applicable

ORIGINAL ISSUE DISCOUNT SECURITY:

TOTAL AMOUNT OF OID:

ORIGINAL YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:


        Pitney Bowes Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified above (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency") on the Stated Maturity specified above and to pay interest thereon (computed, unless a different Computation Period is specified above, on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Security (or any Predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date, on the Interest Payment Date(s) specified above in each year (each an "Interest Payment Date") and at Maturity, at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment; provided, however, that, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Company will make all such payments in respect of this Security in U.S. dollars in amounts determined as set forth on the reverse hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Market Day (as defined on the reverse hereof)) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable; and provided, further, that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        As provided in this Security and in lieu of Section 3.07 of the Indenture, if any Interest Payment Date or the Maturity specified on the face hereof falls on a day that is not a Market Day with respect to this Security, the related payment of principal, premium, if any, or interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

        If (a) this Security is denominated in U.S. dollars or (b) this Security is denominated in a Specified Currency and (i) the Holder is not entitled to make, or has not made, a Specified Currency Payment Election (as defined below) and the Exchange Rate Agent is able to convert the Specified Currency into U.S. dollars or (ii) the Specified Currency is unavailable to the Company because of the imposition of exchange controls or other circumstances beyond the control of the Company, then payment of the principal of (and premium, if any) and interest on this Security will be made at the designated office of the Trustee at the New York Window of the Trustee at First National Bank of Chicago, 14 Wall Street, Suite 4607, New York, New York 10005 (the "Designated Office"), or such other office or agency of the Company maintained by it for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal of (and premium, if any) and interest due on this Security will be made in immediately available funds at such Designated Office or such other office or agency if this Security is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures; and provided, further, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; or by wire transfer to an account maintained by such Holder with a bank located in the United States, provided that such Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions. Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of Securities having the same Interest Payment Date shall be entitled to receive such payment by wire transfer of immediately available funds to an account maintained by such Holder with a bank located in the United States, provided that the Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions. If this Security is denominated in a Specified Currency and (i) the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments and (ii) the Specified Currency is not unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the control of the Company, then (x) the payment of interest on this Security will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn upon a bank office located outside the United States and mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, and (y) payment of principal (and premium, if any) and interest due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency (or, if this Security is denominated in European Currency Units ("ECUs", which term shall be deemed a reference to "Euros", effective January 1, 1999), in the City of Brussels) upon presentation of this Security to the Trustee in time for such wire transfer to be made by the Trustee in accordance with its normal procedures. Unless otherwise specified above, if this Security is denominated in a Specified Currency the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest on this Security in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its Designated Office referred to above on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. A Holder of a Foreign Currency Security may elect to receive payment in the Specified Currency for all payments of principal (and premium, if any) and interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. The Depositary shall be entitled to make a Specified Currency Payment Election with respect to all or any part of the principal amount of this Security.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

                                        PITNEY BOWES INC.


[CORPORATE SEAL]
                                        By____________________________
                                          Name:
                                          Title:

Attest:


_______________________________


Dated:_____________________


     TRUSTEE'S CERTIFICATE
       OF AUTHENTICATION

This is one of the Securities
of the series designated
therein referred to in the
within-mentioned Indenture.

SUNTRUST BANK, ATLANTA, as Trustee



By__________________________________
         Authorized Officer



                         [Form of Reverse of Security]

        This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 3, 1998 (the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and SunTrust Bank, Atlanta, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $500,000,000 (or if Securities of this series are to be Original Issue Discount Securities or are to be denominated in one or more Specified Currencies or with amounts payable in respect of principal of or any premium or interest to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Securities"), such principal amount as shall result in an aggregate initial offering price of Securities equivalent to no more than $500,000,000), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities. Except as may be otherwise stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and integral multiples thereof (or in the case of Securities denominated in a Specified Currency, in such minimum denomination not less than the equivalent of $1,000 in such Specified Currency on the basis of the noon buying rate for cable transfers in The City of New York as certified for customs purposes by (or, if not so certified, as otherwise determined by) the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the date the Company agrees to issue such Security, and such greater denomination or denominations as shall be set forth on the face thereof). The Securities of this series may be issued from time to time in various principal amounts and currencies or currency units, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        The Securities are general, direct, unconditional and unsecured obligations of the Company.

        If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of Maturity of this Security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Security. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Security, plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof. As used in the previous sentence, "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the issue price and such principal amount.

        If this Security is denominated in a Specified Currency, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof, the Holder of this Security shall receive payments of principal (and premium, if any) and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Trustee) at approximately 11:00 A.M., New York City time, on the second Market Day with respect to this Security preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent (or a distributor) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency and scheduled to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. "Market Day" means (i) with respect to any Security of this series (unless otherwise provided in this definition), any day that is a Business Day in The City of New York, (ii) with respect to any Security of this series denominated in a Specified Currency (other than ECUs (as defined on the face hereof)), any day that is a Business Day both in The City of New York and in the principal financial center of the country of the Specified Currency and
(iii) with respect to a Security of this series denominated in ECUs, any date that is a Business Day in The City of New York that is designated as an ECU settlement date by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day in which payments in ECU are made. All currency exchange costs incurred by the Company in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Security by deductions from such payments. If such bid quotations are not available, or if a Specified Currency Payment Election has been made with respect to such payments, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, however, that if such Specified Currency (or, if applicable, such other coin or currency) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the Market Exchange Rate for such Specified Currency (or, if applicable, such other coin or currency) on the second Market Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof.

        Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

        If the principal of (and premium, if any) and interest on this Security is payable in any currency unit (e.g., ECU), and such currency unit is unavailable due to an imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled, but not required, to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, as determined by the Company or the Exchange Rate Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last date on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or the Exchange Rate Agent on the basis of the most recently available Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

        If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

        If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption, upon not less than 30 days' or more than 60 days' notice by mail, on any such date (or during any such range of dates), as a whole or from time to time in part, at the election of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with interest accrued to the Redemption Date; provided, however, that installments of interest the Stated Maturity of which is on or prior to the Redemption Date will be payable to the Holder of record hereof (or one or more Predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

        Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest.

        In the case of any partial redemption at the election of the Company of Securities of this series, the Securities of a particular tenor to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Securities of this series.

        If one or more Repayment Dates (option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to repayment on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at the Repayment Price determined as provided in the fifth succeeding sentence together with interest accrued to the Repayment Date; provided, however, that interest installments the Stated Maturity of which is on or prior to the Repayment Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture. Such election shall be effected by the Holder hereof delivering to the Company at the Designated Office (as defined on the face hereof) of the Trustee, not less than 30 nor more than 60 days prior to the date on which this Security is to be repaid, or during such other Notice Period specified on the face hereof, a notice requesting such repayment as prescribed below and specifying the date upon which this Security is to be repaid. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled "Option to Elect Repayment" set forth at the end of this Security duly completed, or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Repayment" set forth at the end of this Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Security and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder hereof will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of this Security, provided that the portion remaining Outstanding after such repayment shall be an authorized denomination for Securities of this series. If applicable, the "Repayment Price" for any such repayment shall be determined by multiplying the Repayment Percentage (option of Holder) specified on the face hereof with respect to the relevant Repayment Date (option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be repaid, together with interest accrued thereon to the Repayment Date; provided, however, that in no event shall the Repayment Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be repaid.

        If so indicated on the face hereof, and in accordance with the terms specified thereon, this Security will be subject to redemption through operation of a sinking fund.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein.

        If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of the majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register. Upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, if this Security is duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        In the event of any redemption at the election of the Company, the Trustee shall not be required to (i) issue, register the transfer of or exchange Securities of this series of like tenor during a period beginning at the opening of business 15 days before any selection of Securities of this series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Following the exercise of any repayment option by the Holder hereof, the Trustee shall not be required to issue, register the transfer of or exchange that portion of this Security with respect to which such option has been exercised.

        No service charge shall be made for any registration of transfer or exchange of this Security, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Securities of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. If the face of this Security contains a legend indicating that this Security is a Global Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              ___________________

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

        TEN COM - as tenants in common

        TEN ENT - as tenants by the entireties

        JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - ______________ Custodian ________________
                             (Custodian)                 (Minor)

        Under Uniform Gifts to Minors Act (___________)
                                             (State)

Additional abbreviations may also be used though not in the above list.
                              ___________________


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


______________________________________________________________________________
   (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


______________________________________________________________________________
                 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS\
                    INCLUDING POSTAL ZIP CODE OF ASSIGNEE)


______________________________________________________________________________


______________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________________________

attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:__________________          X___________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.


                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs [Insert Name of Company] to repay the within Security (or portion thereof specified below) pursuant to its terms at the Repayment Price, to the undersigned at


______________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                 INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)


______________________________________________________________________________


______________________________________________________________________________


        If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_____________________________________________________________________________;
and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):
_____________________________________________________________________________.


Dated:__________________          X___________________________________________
                                   NOTICE: This signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.